Exhibit 99.1

Your vote P.O. BOX 8016, CARY, NC 27512-9903 matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Bridge Investment Group Holdings Inc. Internet: www.proxypush.com/BRDG Cast your vote online Special Meeting of Stockholders Have your Proxy Card ready Follow the simple instructions to record your vote For Stockholders of record as of May 2, 2025 Phone: 1-866-498-6187 Tuesday, June 17, 2025 3:30 PM, Eastern Time (1:30 PM, Mountain Time) Use any touch-tone telephone Special Meeting to be held live via the Internet. Have your Proxy Card ready Please visit www.proxydocs.com/BRDG for registration details. Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 11:59 PM, Eastern Time, (9:59 PM, Mountain Time) Virtual: June 16, 2025. You must register to attend the meeting online by 06/16/2025 5:00 PM ET (3:00 PM MT) at This proxy is being solicited on behalf of the Board of Directors www.proxydocs.com/BRDG The undersigned hereby appoints Jonathan Slager and Matthew Grant (the “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Bridge Investment Group Holdings Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED “FOR” EACH OF THE PROPOSALS IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment, continuation or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Bridge Investment Group Holdings Inc. Special Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS FOR AGAINST ABSTAIN 1. To adopt the Agreement and Plan of Merger, dated as of February 23, 2025, by and among FOR Bridge Investment Group Holdings Inc., Bridge Investment Group Holdings LLC (“Bridge LLC”), #P1# #P1# #P1# Apollo Global Management, Inc., Aspen PubCo Merger Sub 1, Inc., Aspen Second Merger Sub, LLC, and, solely for purposes of Section 6.16 thereof, Adam O’Farrell as representative of Bridge LLC (the “merger agreement”); and 2. To approve the adjournment of the special meeting from time to time, if necessary or appropriate, FOR to solicit additional proxies if there are not sufficient votes to adopt the merger agreement. #P2# #P2# #P2# You must register to attend the meeting online by 06/16/2025 5:00 PM ET (3:00 PM MT) at www.proxydocs.com/BRDG Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date